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                           Stroock & Stroock & Lavan
                               7 Hanover Square
                           New York, New York 10004


September 11, 1996


UCFC Funding Corporation
4041 Essen Lane
Baton Rouge, Louisiana  70809

Re:  UCFC Funding Corporation
     Registration Statement on Form S-3
     (File No. 333-07939)

Gentlemen:

We have acted as special counsel for UCFC Funding Corporation, a Louisiana corporation (the "Company"), in connection with the issuance from time to time in one or more series of Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, the issuer with respect to a series of Certificates (the "Issuer") will be a trust established by the Company. Each series of Certificates is to be issued pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Issuer, a master servicer and an independent trustee (the "Trustee").

We have examined copies of the articles of incorporation and by-laws of the Company, forms of the Pooling and Servicing Agreement and forms of the Certificates included therein, as well as the Registration Statement and the agreements and other documents filed as exhibits thereto. We also have examined the original or reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter


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September 11, 1996
Page 2


expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that:

1. When each Pooling and Servicing Agreement has been duly authorized by all necessary action and has been duly executed and delivered, each will constitute the valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

2. When the issuance, execution and delivery of each series of Certificates has been authorized by all necessary action of the Issuer in accordance with the provisions of the Pooling and Servicing Agreement, and when such Certificates have been duly executed, authenticated and delivered by the Trustee and sold as described in the Registration Statement, (a) such Certificates will constitute the valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, and (b) the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement.

3. The information in the Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the




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September 11, 1996
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prospectus and the related prospectus supplement forming a part of the
Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category or persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Stroock & Stroock & Lavan


STROOCK & STROOCK & LAVAN